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                                                                   EXHIBIT 10.24

                          SUBORDINATED PROMISSORY NOTE

$18,048,000.00                                                    August 9, 1998
                                                                Atlanta, Georgia

          FOR VALUE RECEIVED, THE MAXIM GROUP, INC., a Georgia corporation ("Payor"), promises to pay to the order of SHAW INDUSTRIES, INC, a Georgia corporation ("Payee"), at its address at 616 East Walnut Avenue, Dalton, Georgia 30720, or such other place as the Payee may from time to time designate in writing, in lawful money of the United States of America, the principal sum of EIGHTEEN MILLION FORTY-EIGHT THOUSAND AND NO/100 DOLLARS ($18,048,000.00), or so much thereof as is outstanding from time to time, together with interest on so much thereof as is from time to time outstanding and unpaid, at the rate paid by Payor under that certain Credit Agreement by and among Payor and certain of its subsidiaries, as borrowers, the parties which are referred to therein as Lenders, and NationsBank, N.A., as Administrative Agent (by assignment First Union National Bank) dated August 26, 1997, as the same may have heretofore been or may hereafter be modified, amended or refinanced from time to time (the "Credit Agreement"), said principal and all accrued but unpaid interest being due and payable as set forth below.

          Commencing September 1, 1998, and continuing on the first (1st) day of each and every consecutive month thereafter, interest hereunder shall be due and payable until such time as the principal balance of this Note shall have been paid in full.

          The principal balance of this Note shall be due and payable on August 9, 1999. Payor may prepay this Note in whole or in part at any time without penalty or premium. Each prepayment of this Note shall be applied first to unpaid interest accrued through the date of the prepayment and then to principal.

          Time is of the essence with respect to all of Payor's obligations and agreements under this Note. The failure of Payor to pay any payment when due, shall entitle Payee to declare the then remaining outstanding balance of this Note to be, and the same shall thereupon become, immediately due and payable, and Payee may proceed to collect such amounts forthwith, plus all costs of collection, including reasonable attorneys' fees if collected by and through an attorney. It is further agreed that failure of Payee to exercise this option or indulgence granted from time to time shall in no event be considered a waiver of such option or estop Payee from exercising such option.

          Notwithstanding anything contained in this Note to the contrary, the Payee does hereby subordinate any and all rights to performance and payment hereunder by the Payor pursuant to the terms of this Note in favor of any and all indebtedness of the Payor under the Credit Agreement or any other similar agreement entered into by Payor with any lender or lenders which replaces the credit facility evidenced by the Credit Agreement as Payor's senior secured credit facility, or any liens, mortgages, deeds to secure debt or other instruments, certificates or agreements related to any such senior secured credit facility, whether now existing or hereafter arising (the "Liabilities"). Payor



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hereby agrees to promptly execute and deliver any and all subordination agreements and other instruments, documents or certificates reasonably requested by any such lender to further evidence the agreement to subordinate described above. Except as may be otherwise provided in this Note, the Payee hereby agrees that, in the event of a default under the Credit Agreement or any replacement senior secured credit facility, entitling the lender to accelerate the principal balance thereof, it will not ask for, demand, sue for or receive, and the Payor will not pay any amounts due hereunder unless and until all Liabilities have been paid and satisfied in full and all financing arrangements between the Payor and such lender or lenders have been terminated in writing by such lender or lenders, and any such payments received by the Payee shall be held in trust for such lender or lenders and delivered thereto promptly upon demand.

          In no contingency or event whatsoever shall the amount paid or agreed to be paid to Payee for the use of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event any such payment is inadvertently paid by Payor or inadvertently received by Payee, such excess sum shall be, at Payor's option, returned to Payor forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Payor not pay or contract to pay, and that Payee not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Payor under applicable law.

          PAYOR, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, AND ALL OTHER PERSONS LIABLE FOR THE PAYMENT OF THIS NOTE, WAIVES PRESENTMENT FOR PAYMENT, DEMAND, PROTEST, AND NOTICE OF DISHONOR, PROTEST, AND NONPAYMENT, AND CONSENTS TO ANY AND ALL RENEWALS, EXTENSIONS OR MODIFICATIONS THAT MIGHT BE MADE BY PAYEE AS TO THE TIME OF PAYMENT OF THIS NOTE FROM TIME TO TIME, AND FURTHER AGREES THAT THE SECURITY, IF ANY, FOR THIS NOTE OR ANY PORTION THEREOF MAY FROM TIME TO TIME BE MODIFIED OR RELEASED IN WHOLE OR IN PART WITHOUT AFFECTING THE LIABILITY OF ANY PARTY LIABLE FOR THE PAYMENT OF THIS NOTE.

          This Note has been delivered in Atlanta, Georgia and shall be governed by the laws of the State of Georgia (excluding conflict of laws provisions).

          IN WITNESS WHEREOF, Payor has executed this Note under seal as of the date first above written.

                                          THE MAXIM GROUP, INC.

                                          By: /s/ Thomas P. Leahey
                                             -----------------------------------
                                              Thomas P. Leahey
                                              Executive Vice President - Finance

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